EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:  William J. Wagner, President and Chief Executive Officer (814) 726-2140

William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Record Annual Earnings and Increased Dividend Declaration

Warren, Pennsylvania – January 23, 2012

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2011 of $15.2 million, or $0.16 per diluted share. This represents an increase of $2.5 million, or 19.1%, over the same quarter last year when net income was $12.7 million, or $0.12 per diluted share, and a decrease of $1.5 million compared to the quarter ended September 30, 2011 when net income was $16.7 million, or $0.17 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.23% and 0.76% compared to 3.90% and 0.63% for the same quarter last year and 5.62% and 0.83% for the quarter ended September 30, 2011.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.12 per share, an increase of $0.01 per share, or 9.1%, payable on February 16, 2012, to shareholders of record as of February 2, 2012. This represents the 69th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “We were pleased with most areas of our operations for the most recent quarter and the 2011 calendar year. Compared to prior year periods, net interest income remained at historically strong levels and all other sources of income remained relatively consistent as a reduction in service charges on deposits was offset by an increase in fee income from trust and insurance services. Increases in operating expense resulted primarily from additional compensation expense and professional fees that were incurred in conjunction with initiatives to strengthen our compliance management system. Although delinquency continues to improve, loan loss provisions and loan charge-offs remain at elevated levels as we continue to work through the credit challenges that have accumulated over the past three years. Stock repurchases were curtailed in the most recent quarter with only 170,000 shares purchased, as the market value of our stock increased substantially. Given our strong capital position, the Board of Directors elected to increase the dividend by $0.01 per quarter for the third consecutive year, resulting in a dividend yield of approximately 3.8%.”

Net interest income decreased by $692,000, or 1.0%, to $66.5 million for the quarter ended December 31, 2011, from $67.2 million for the quarter ended December 31, 2010, which was primarily attributable to a decrease in interest income from loans of $3.2 million, or 3.8%, to $79.9 million. Partially offsetting this decrease was a decrease in interest on deposits of $2.8 million, or 16.4%, to $14.2 million. Both of these decreases were primarily due to decreases in market interest rates.

The provision for loan losses decreased by $3.4 million, or 24.5%, to $10.5 million for the quarter ended December 31, 2011, from $13.9 million a year ago. As of December 31, 2011, the allowance for loan losses was $71.1 million, or 1.28% of total loans, compared to $76.4 million, or 1.38% of total loans, as of December 31, 2010. Nonperforming loans decreased $17.3 million, or 11.6%, to $131.1 million at December 31, 2011, from $148.4 million at December 31, 2010. The ratio of nonperforming assets to total assets decreased to 1.99% at December 31, 2011 from 2.08% at December 31, 2010.

Noninterest income decreased by $1.2 million, or 7.4%, to $14.0 million for the quarter ended December 31, 2011, from $15.2 million for the quarter ended December 31, 2010 primarily due to a decrease in mortgage banking income of $1.5 million, or 102.0%. This reduction resulted from the Company retaining most of the mortgage loans originated rather than selling those loans into the secondary market.

Noninterest expense decreased by $2.3 million, or 4.5%, to $48.4 million for the quarter ended December 31, 2011, from $50.7 million in the prior year due primarily to a decrease in federal deposit insurance premiums of $1.4 million, or 60.0%, to $933,000 as the assessment formula was changed to calculate premiums based on assets rather than deposits.

Net income for the year ended December 31, 2011 of $64.1 million, or $0.64 per diluted share represents an increase of $6.6 million, or 11.5% compared to net income of $57.5 million, or $0.53 per diluted share, for the year ended December 31, 2010. The annual returns on average shareholders’ equity and average assets were 5.24% and 0.80%, respectively, for the current year compared to 4.40% and 0.71%, respectively, in the prior year. Year over year net interest income increased by $9.6 million, or 3.7%, and the provision for loan losses decreased by $6.3 million, or 15.6%. Partially offsetting these improvements was a decrease in noninterest income of $2.3 million, or 3.7%, and an increase in noninterest expense of $3.7 million, or 1.9%.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank. Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services. Northwest operates 168 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

# # #

Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	December 31,
Assets	2011	2010
Cash and cash equivalents	$94,276	40,708
Interest-earning deposits in other financial institutions	593,388	677,771
Federal funds sold and other short-term investments	633	632
Marketable securities available-for-sale (amortized cost of $885,408 and $945,571)	908,349	950,463
Marketable securities held-to-maturity (fair value of $239,412 and $354,126)	231,389	357,922
Total cash, interest-earning deposits and marketable securities	1,828,035	2,027,496

Loans held for sale	967	11,376
Residential mortgage loans	2,396,399	2,386,928
Home equity loans	1,084,786	1,095,953
Other consumer loans	245,689	255,776
Commercial real estate loans	1,435,767	1,350,319
Commercial loans	387,911	433,653
Total loans receivable	5,551,519	5,534,005
Allowance for loan losses	(71,138)	(76,412)
Loans receivable, net	5,480,381	5,457,593

Federal Home Loan Bank stock, at cost	48,935	60,080
Accrued interest receivable	25,502	26,216
Real estate owned, net	26,887	20,780
Premises and Equipment, net	132,152	128,101
Bank owned life insurance	133,524	132,237
Goodwill	171,882	171,882
Other intangible assets	2,123	3,942
Other assets	107,203	119,828
Total assets	$7,956,624	8,148,155

Liabilities and Shareholders' equity
Liabilities
Noninterest-bearing demand deposits	$658,560	575,281
Interest-bearing demand deposits	800,676	782,257
Savings deposits	2,036,272	1,948,882
Time deposits	2,284,817	2,457,916
Total deposits	5,780,325	5,764,336
Borrowed funds	827,925	891,293
Advances by borrowers for taxes and insurance	23,571	22,868
Accrued interest payable	1,104	1,716
Other liabilities	66,782	57,398
Junior subordinated debentures	103,094	103,094
Total liabilities	6,802,801	6,840,705

Shareholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 97,493,046 shares and 110,295,117 shares issued, respectively	975	1,103
Paid-in-capital	659,523	824,164
Retained earnings	543,598	523,089
Unallocated common stock of Employee Stock Ownership Plan	(27,047)	(27,409)
Accumulated other comprehensive loss	(23,226)	(13,497)
Total shareholders' equity	1,153,823	1,307,450
Total liabilities and shareholders' equity	$7,956,624	8,148,155

Equity to assets	14.50%	16.05%
Tangible common equity to assets	12.59%	14.19%
Book value per share	$11.83	$11.85
Tangible book value per share	$10.05	$10.26
Closing market price per share	$12.44	$11.78
Full time equivalent employees	1,950	1,897
Number of banking offices	168	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended
	December 31,		September 30,
	2011	2010	2011
Interest income:
Loans receivable	$79,930	83,096	80,562
Mortgage-backed securities	5,077	5,886	5,544
Taxable investment securities	776	428	684
Tax-free investment securities	2,600	3,111	2,848
Interest-earning deposits	423	496	393
Total interest income	88,806	93,017	90,031

Interest expense:
Deposits	14,227	17,025	14,958
Borrowed funds	8,041	8,762	8,061
Total interest expense	22,268	25,787	23,019

Net interest income	66,538	67,230	67,012
Provision for loan losses	10,502	13,918	8,057
Net interest income after provision
for loan losses	56,036	53,312	58,955

Noninterest income:
Impairment losses on securities	(1,205)	(1,841)	—
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	775	1,006	—
Net impairment losses	(430)	(835)	—
Gain on sale of investments, net	157	8	152
Service charges and fees	8,630	9,296	8,499
Trust and other financial services income	1,967	1,907	2,063
Insurance commission income	1,582	1,362	1,796
Loss on real estate owned, net	(466)	(279)	(1,340)
Income from bank owned life insurance	1,199	1,228	1,938
Mortgage banking (loss)/ income	(29)	1,423	400
Other operating income	1,428	1,058	1,002
Total noninterest income	14,038	15,168	14,510

Noninterest expense:
Compensation and employee benefits	25,434	25,328	26,004
Premises and occupancy costs	5,556	5,675	5,658
Office operations	3,286	3,233	3,209
Processing expenses	5,982	6,041	5,896
Marketing expenses	3,098	2,930	2,788
Federal deposit insurance premiums	933	2,334	1,386
Professional services	1,441	291	1,238
Amortization of intangible assets	374	518	475
Real estate owned expense	462	636	483
Acquisition expense	—	591	—
Other expense	1,870	3,122	2,786
Total noninterest expense	48,436	50,699	49,923

Income before income taxes	21,638	17,781	23,542
Income tax expense	6,463	5,043	6,822

Net income	$15,175	12,738	16,720

Basic earnings per share	$0.16	0.12	0.17

Diluted earnings per share	$0.16	0.12	0.17

Annualized return on average shareholders' equity	5.23%	3.90%	5.62%
Annualized return on average assets	0.76%	0.63%	0.83%

Basic common shares outstanding	93,675,589	108,337,001	96,918,016
Diluted common shares outstanding	93,972,187	108,848,189	97,124,328

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Year ended
	December 31,
	2011	2010
Interest income:
Loans receivable	$320,942	328,948
Mortgage-backed securities	23,450	25,271
Taxable investment securities	2,452	2,514
Tax-free investment securities	11,514	11,738
Interest-earning deposits	1,712	2,097
Total interest income	360,070	370,568

Interest expense:
Deposits	60,721	75,174
Borrowed funds	32,080	37,753
Total interest expense	92,801	112,927

Net interest income	267,269	257,641
Provision for loan losses	34,170	40,486
Net interest income after provision
for loan losses	233,099	217,155

Noninterest income:
Impairment losses on securities	(1,782)	(2,741)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	845	1,193
Net impairment losses	(937)	(1,548)
Gain on sale of investments, net	358	2,208
Service charges and fees	35,378	37,921
Trust and other financial services income	8,125	7,252
Insurance commission income	6,548	5,190
Loss on real estate owned, net	(2,426)	(2,572)
Income from bank owned life insurance	6,019	5,080
Mortgage banking income	858	2,196
Other operating income	4,213	4,671
Total noninterest income	58,136	60,398

Noninterest expense:
Compensation and employee benefits	106,595	100,709
Premises and occupancy costs	23,055	22,665
Office operations	12,850	13,864
Processing expenses	23,332	23,152
Marketing expenses	9,953	9,875
Federal deposit insurance premiums	7,101	9,054
Professional services	5,224	2,728
Amortization of intangible assets	1,819	2,784
Real estate owned expense	1,625	2,901
Acquisition expense	—	1,229
Other expense	8,673	7,547
Total noninterest expense	200,227	196,508

Income before income taxes	91,008	81,045
Income tax expense	26,857	23,522

Net income	$64,151	57,523

Basic earnings per share	$0.64	0.53

Diluted earnings per share	$0.64	0.53

Annualized return on average shareholders' equity	5.24%	4.40%
Annualized return on average assets	0.80%	0.71%

Basic common shares outstanding	99,801,783	108,308,834
Diluted common shares outstanding	100,177,564	108,931,377

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality
(Dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Allowance for loan losses
Beginning balance	$73,208	77,245	76,412	70,403
Provision	10,502	13,918	34,170	40,486
Charge-offs residential mortgage	(1,530)	(2,550)	(4,198)	(4,497)
Charge-offs home equity	(998)	(1,146)	(4,734)	(4,104)
Charge-offs other consumer	(1,467)	(1,643)	(5,283)	(6,390)
Charge-offs commercial real estate	(4,288)	(5,953)	(12,508)	(12,576)
Charge-offs commercial	(4,935)	(4,365)	(15,641)	(9,305)
Recoveries	646	906	2,920	2,395
Ending balance	$71,138	76,412	71,138	76,412

Net charge-offs to average loans, annualized	0.91%	1.06%	0.72%	0.63%

	December 31,
	2011	2010	2009	2008
Nonperforming loans	$131,105	148,391	124,626	99,203
Real estate owned, net	26,887	20,780	20,257	16,844
Nonperforming assets	$157,992	169,171	144,883	116,047

Non-accrual troubled debt restructuring *	$26,908	41,740	2,908	—
Accruing troubled debt restructuring	39,854	10,865	18,177	—
Total troubled debt restructuring	$66,762	52,605	21,085	—

Nonperforming loans to total loans	2.36%	2.68%	2.35%	1.91%

Nonperforming assets to total assets	1.99%	2.08%	1.81%	1.67%

Allowance for loan losses to total loans	1.28%	1.38%	1.33%	1.06%

Allowance for loan losses to nonperforming loans	54.26%	51.49%	56.49%	55.37%

* Amounts included in nonperforming loans above

Northwest Bancshares, Inc. and Subsidiaries
Non-accrual loans delinquency
(Dollars in thousands)

	December 31, 2011	December 31, 2010	December 31, 2009

Non-accrual loans current:
Residential mortgage loans	$—	—	—
Home equity loans	—	—	—
Other consumer loans	—	—	—
Commercial real estate loans	13,057	7,378	—
Commercial loans	13,480	23,317	13,141
Total non-accrual loans current	$26,537	30,695	13,141

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	—	—
Home equity loans	—	—	—
Other consumer loans	—	—	—
Commercial real estate loans	3,274	4,039	—
Commercial loans	90	1,465	—
Total non-accrual loans delinquent 30 days to 59 days	$3,364	5,504	—

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$—	—	—
Home equity loans	—	—	—
Other consumer loans	—	—	—
Commercial real estate loans	1,560	10,923	1,705
Commercial loans	3,808	848	—
Total non-accrual loans delinquent 60 days to 89 days	$5,368	11,771	1,705

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$28,221	29,751	29,134
Home equity loans	9,560	10,263	10,008
Other consumer loans	2,667	2,565	2,775
Commercial real estate loans	44,603	44,965	49,594
Commercial loans	10,785	12,877	18,269
Total non- accrual loans delinquent 90 days or more	$95,836	100,421	109,780

Total non-accrual loans	$131,105	148,391	124,626

Northwest Bancshares, Inc. and Subsidiaries
Delinquency
(Dollars in thousands)

Loan delinquency schedule
(Number of loans and dollar amount of loans)

	December 31,
	2011		*	2010		*	2009		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	427	$33,671	1.4%	427	$35,329	1.5%	343	$27,913	1.2%
Home equity loans	222	7,426	0.7%	230	7,317	0.7%	184	7,014	0.6%
Other consumer loans	903	4,854	2.0%	1,008	5,318	2.1%	923	4,297	1.6%
Commercial real estate loans	104	10,680	0.7%	82	16,287	1.2%	85	16,152	1.3%
Commercial loans	32	2,027	0.5%	48	6,590	1.5%	48	3,293	0.9%
Total loans delinquent 30 days to 59 days	1,688	$58,658	1.1%	1,795	$70,841	1.3%	1,583	$58,669	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	99	$8,629	0.4%	106	$9,848	0.4%	77	$6,657	0.3%
Home equity loans	47	1,953	0.2%	81	3,249	0.3%	52	1,719	0.2%
Other consumer loans	412	1,787	0.7%	356	1,331	0.5%	348	1,425	0.5%
Commercial real estate loans	38	3,122	0.2%	39	14,365	1.1%	35	5,811	0.5%
Commercial loans	25	4,958	1.3%	9	1,678	0.4%	26	2,474	0.7%
Total loans delinquent 60 days to 89 days	621	$20,449	0.4%	591	$30,471	0.6%	538	$18,086	0.3%

Loans delinquent 90 days or more:
Residential mortgage loans	273	$28,221	1.2%	275	$29,751	1.2%	265	$29,134	1.2%
Home equity loans	177	9,560	0.9%	190	10,263	0.9%	195	10,008	0.9%
Other consumer loans	456	2,667	1.1%	374	2,565	1.0%	546	2,775	1.0%
Commercial real estate loans	131	44,603	3.1%	181	44,965	3.3%	199	49,594	4.0%
Commercial loans	66	10,785	2.8%	111	12,877	3.0%	124	18,269	4.9%
Total loans delinquent 90 days or more	1,103	$95,836	1.7%	1,131	$100,421	1.8%	1,329	$109,780	2.1%

Total loans delinquent	3,412	$174,943	3.2%	3,517	$201,733	3.7%	3,450	$186,535	3.5%

* - Represents delinquency, in dollars, divided by the respective total amount of that class of loan outstanding

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of December 31, 2011:
(Dollars in thousands)

Loans outstanding:

	Residential Mortgage	(1)	Home equity	(2)	Other consumer	(3)	Commercial real estate loans	(4)	Commercial loans	(5)	Total	(6)

Pennsylvania	$1,978,512	82.5%	925,368	85.3%	225,827	91.9%	849,702	59.2%	258,775	66.7%	4,238,184	76.3%
New York	159,389	6.6%	104,194	9.6%	11,191	4.6%	356,868	24.9%	56,128	14.5%	687,770	12.4%
Ohio	19,895	0.8%	11,677	1.1%	3,022	1.2%	35,882	2.5%	10,072	2.6%	80,548	1.5%
Maryland	168,247	7.0%	33,816	3.1%	1,417	0.6%	114,839	8.0%	25,942	6.7%	344,261	6.2%
Florida	27,551	1.1%	8,057	0.7%	1,473	0.6%	40,904	2.8%	17,340	4.5%	95,325	1.7%
All other	43,772	1.8%	1,674	0.2%	2,759	1.1%	37,572	2.6%	19,654	5.1%	105,431	1.9%
Total	$2,397,366	100.0%	1,084,786	100.0%	245,689	100.0%	1,435,767	100.0%	387,911	100.0%	5,551,519	100.0%

(1) - Percentage of total mortgage loans
(2) - Percentage of total home equity loans
(3) - Percentage of total other consumer loans
(4) - Percentage of total commercial real estate loans
(5) - Percentage of total commercial loans
(6) - Percentage of total loans

Loans 90 or more past due:

	Residential Mortgage	(7)	Home equity	(8)	Other consumer	(9)	Commercial real estate loans	(10)	Commercial loans	(11)	Total	(12)

Pennsylvania	$16,971	0.9%	6,559	0.7%	2,537	1.1%	17,753	2.1%	5,075	2.0%	48,895	1.2%
New York	1,358	0.9%	1,031	1.0%	54	0.5%	8,625	2.4%	281	0.5%	11,349	1.7%
Ohio	305	1.5%	23	0.2%	23	0.8%	88	0.2%	—	0.0%	439	0.5%
Maryland	4,436	2.6%	1,496	4.4%	—	0.0%	6,573	5.7%	2,514	9.7%	15,019	4.4%
Florida	4,312	15.7%	422	5.2%	53	3.6%	4,407	10.8%	2,915	16.8%	12,109	12.7%
All other	839	1.9%	29	1.7%	—	0.0%	7,157	19.0%	—	0.0%	8,025	7.6%
Total	$28,221	1.2%	9,560	0.9%	2,667	1.1%	44,603	3.1%	10,785	2.8%	95,836	1.7%

(7) - Percentage of total mortgage loans in that geographic area
(8) - Percentage of total home equity loans in that geographic area
(9) - Percentage of total other consumer loans in that geographic area
(10) - Percentage of total commercial real estate loans in that geographic area
(11) - Percentage of total commercial loans in that geographic area
(12) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Investment Portfolio
(Dollars in thousands)

Marketable securities available-for-sale as of December 31, 2011:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$59	—	—	59

Debt issued by government sponsored enterprises:
Due in one year - five years	36,295	134	—	36,429
Due in five years - ten years	29,557	638	(61)	30,134
Due after ten years	9,665	—	(49)	9,616

Equity securities	12,080	644	(259)	12,465

Municipal securities:
Due in one year - five years	10,633	291	—	10,924
Due in five years - ten years	27,817	1,336	—	29,153
Due after ten years	124,041	5,350	(180)	129,211

Corporate trust preferred securities:
Due in one year or less	500	—	—	500
Due after ten years	25,036	233	(4,635)	20,634

Mortgage-backed securities:
Fixed rate pass-through	110,364	8,201	(1)	118,564
Variable rate pass-through	135,103	6,679	(4)	141,778
Fixed rate non-agency CMO	9,521	188	(735)	8,974
Fixed rate agency CMO	112,670	3,466	—	116,136
Variable rate non-agency CMO	1,104	—	(154)	950
Variable rate agency CMO	240,963	1,991	(132)	242,822

Total mortgage-backed securities	609,725	20,525	(1,026)	629,224

Total marketable securities available-for-sale	$885,408	29,151	(6,210)	908,349

Marketable securities held-to-maturity as of December 31, 2011:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Municipal securities:
Due in five years - ten years	3,677	174	—	3,851
Due after ten years	71,015	3,615	—	74,630

Mortgage-backed securities:
Fixed rate pass-through	24,160	1,099	—	25,259
Variable rate pass-through	9,066	94	—	9,160
Fixed rate agency CMO	108,881	2,761	—	111,642
Variable rate agency CMO	14,590	280	—	14,870

Total mortgage-backed securities	156,697	4,234	—	160,931

Total marketable securities held-to-maturity	$231,389	8,023	—	239,412

Issuers of mortgage-backed securities as of December 31, 2011:
Fannie Mae	$324,439	11,487	(73)	335,853
Ginnie Mae	139,901	4,050	—	143,951
Freddie Mac	272,095	9,034	(51)	281,078
SBA	18,637	—	(13)	18,624
Non-agency	11,350	188	(889)	10,649
Total	$766,422	24,759	(1,026)	790,155

Northwest Bancshares, Inc. and Subsidiaries

Investment Portfolio - Continued

(Dollars in thousands)

	Book	As a %
	Value	of Book
	12/31/2011	Value
Municipal securities by state:
Pennsylvania
School district	$114,699	48.4%
General obligation	41,766	17.6%
Revenue bonds	4,709	2.0%
Total Pennsylvania	161,174	68.0%
New York	33,679	14.2%
Ohio	6,426	2.7%
All other states	35,904	15.1%
	$237,183

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages

	Three months ended December 31,
	2011				2010
	Average		Interest	Avg.	Average		Interest	Avg.
	Balance		(h)	Yield/	Balance		(h)	Yield/
				Cost				Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,544,194		80,395	5.79%	5,565,989		83,491	5.99%
Mortgage-backed securities (c)	797,071		5,077	2.55%	879,958		5,886	2.68%
Investment securities (c) (d)	376,545		4,776	5.07%	365,003		5,213	5.71%
FHLB stock	49,775		—	—	61,042		—	—
Other interest-earning deposits	615,906		423	0.27%	721,174		496	0.27%

Total interest-earning assets	7,383,491		90,671	4.90%	7,593,166		95,086	5.00%

Noninterest earning assets (e)	571,873				588,945

Total assets	$7,955,364				8,182,111

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,064,533		1,139	0.42%	1,058,373		1,695	0.64%
Interest-bearing demand accounts	787,674		238	0.12%	786,488		249	0.13%
Money market accounts	959,378		1,013	0.42%	906,414		1,209	0.53%
Certificate accounts	2,308,440		11,837	2.03%	2,456,893		13,872	2.24%
Borrowed funds (f)	836,948		6,604	3.13%	892,461		7,326	3.26%
Junior subordinated debentures	103,094		1,437	5.45%	103,094		1,436	5.45%

Total interest-bearing liabilities	6,060,067		22,268	1.46%	6,203,723		25,787	1.65%

Noninterest bearing liabilities (g)	734,898				671,412

Total liabilities	6,794,965				6,875,135

Shareholders' equity	1,160,399				1,306,976

Total liabilities and shareholders' equity	$7,955,364				8,182,111

Net interest income/ Interest rate spread			68,403	3.44%			69,299	3.35%

Net interest-earning assets/ Net interest margin	$1,323,424			3.71%	1,389,443			3.65%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22	X			1.22	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings
(g) Average balances include non-interest bearing demand deposits (checking accounts)
(h) Shown on a FTE basis. GAAP basis yields were: Loans - 5.76% and 5.96%, respectively, Investment securities - 3.59% and 3.88%, respectively,
Interest-earning assets - 4.80% and 4.89%, respectively. GAAP basis net interest rate spreads were 3.34% and 3.24%, respectively, and GAAP basis net interest margins were 3.60% and 3.54%, respectively

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages

	Year ended December 31,
	2011				2010
	Average		Interest	Avg.	Average		Interest	Avg.
	Balance		(h)	Yield/	Balance		(h)	Yield/
				Cost				Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,508,790		322,656	5.85%	5,487,645		330,431	6.03%
Mortgage-backed securities (c)	874,366		23,450	2.68%	816,182		25,271	3.10%
Investment securities (c) (d)	384,389		20,166	5.25%	369,858		20,572	5.56%
FHLB stock	53,985		—	—	62,688		—	—
Other interest-earning deposits	665,074		1,712	0.25%	805,161		2,097	0.26%

Total interest-earning assets	7,486,604		367,984	4.91%	7,541,534		378,371	5.02%

Noninterest earning assets (e)	570,888				578,317

Total assets	$8,057,492				8,119,851

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,075,890		5,000	0.46%	1,031,362		8,166	0.79%
Interest-bearing demand accounts	793,287		960	0.12%	776,091		1,211	0.16%
Money market accounts	939,317		4,243	0.45%	888,081		5,977	0.67%
Certificate accounts	2,362,313		50,518	2.14%	2,483,481		59,820	2.41%
Borrowed funds (f)	841,748		26,381	3.13%	896,843		32,054	3.57%
Junior subordinated debentures	103,094		5,699	5.45%	103,094		5,699	5.45%

Total interest-bearing liabilities	6,115,649		92,801	1.52%	6,178,952		112,927	1.83%

Noninterest bearing liabilities (g)	718,434				634,119

Total liabilities	6,834,083				6,813,071

Shareholders' equity	1,223,409				1,306,780

Total liabilities and shareholders' equity	$8,057,492				8,119,851

Net interest income/ Interest rate spread			275,183	3.39%			265,444	3.19%

Net interest-earning assets/ Net interest margin	$1,370,955			3.68%	1,362,582			3.52%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22	X			1.22	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings
(g) Average balances include non-interest bearing demand deposits (checking accounts)
(h) Shown on a FTE basis. GAAP basis yields were: Loans - 5.82% and 6.00%, respectively, Investment securities - 3.63% and 3.85%, respectively,
Interest-earning assets - 4.80% and 4.92%, respectively. GAAP basis net interest rate spreads were 3.29% and 3.09%, respectively, and GAAP basis net interest margins were 3.57% and 3.42%, respectively

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages

	Three months ended				Three months ended
	December 31, 2011				September 30, 2011
	Average		Interest	Avg.	Average		Interest	Avg.
	Balance		(h)	Yield/	Balance		(h)	Yield/
				Cost				Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,544,194		80,395	5.79%	5,490,795		81,025	5.86%
Mortgage-backed securities (c)	797,071		5,077	2.55%	857,898		5,544	2.58%
Investment securities (c) (d)	376,545		4,776	5.07%	412,927		5,066	4.91%
FHLB stock	49,775		—	—	52,336		—	—
Other interest-earning deposits	615,906		423	0.27%	652,958		393	0.24%

Total interest-earning assets	7,383,491		90,671	4.90%	7,466,914		92,028	4.90%

Noninterest earning assets (e)	571,873				560,951

Total assets	$7,955,364				8,027,865

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,064,533		1,139	0.42%	1,081,721		1,157	0.42%
Interest-bearing demand accounts	787,674		238	0.12%	798,424		244	0.12%
Money market accounts	959,378		1,013	0.42%	950,113		1,016	0.42%
Certificate accounts	2,308,440		11,837	2.03%	2,338,436		12,541	2.13%
Borrowed funds (f)	836,948		6,604	3.13%	840,560		6,625	3.13%
Junior subordinated debentures	103,094		1,437	5.45%	103,094		1,436	5.45%

Total interest-bearing liabilities	6,060,067		22,268	1.46%	6,112,348		23,019	1.49%

Noninterest bearing liabilities (g)	734,898				726,173

Total liabilities	6,794,965				6,838,521

Shareholders' equity	1,160,399				1,189,344

Total liabilities and shareholders' equity	$7,955,364				8,027,865

Net interest income/ Interest rate spread			68,403	3.44%			69,009	3.41%

Net interest-earning assets/ Net interest margin	$1,323,424			3.71%	1,354,566			3.70%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22	X			1.22	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings
(g) Average balances include non-interest bearing demand deposits (checking accounts)
(h) Shown on a FTE basis. GAAP basis yields were: Loans - 5.76% and 5.82%, respectively, Investment securities - 3.59% and 3.42%, respectively,
Interest-earning assets - 4.80% and 4.79%, respectively. GAAP basis net interest rate spreads were 3.34% and 3.29%, respectively, and GAAP basis net interest margins were 3.60% and 3.59%, respectively